                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

    [ ]  Preliminary Proxy Statement

    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    [X]  Definitive Proxy Statement

    [ ]  Definitive Additional Materials

    [ ]  Soliciting Material under Section 240.14a-12


                     Entravision Communications Corporation
                  (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated at state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                             [Logo of Entravision]

                               ----------------

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on May 10, 2001

To our Stockholders:

  You are cordially invited to attend the 2001 Annual Meeting of Stockholders (the "2001 Annual Meeting") of Entravision Communications Corporation (the "Company"), which will be held at Le Merigot, 1740 Ocean Avenue, Santa Monica, California 90404 at 10 a.m. on Thursday, May 10, 2001 for the purposes of considering and voting upon:

1. A. A proposal for the Class A and Class B common stockholders to elect seven directors to the Board of Directors of the Company (the "Board").

    B. A proposal for the Class C common stockholders to elect two directors to the Board.

2.  A proposal to approve the Company's 2001 Employee Stock Purchase Plan.

3. A proposal to ratify the appointment of McGladrey & Pullen, LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

  These matters are described more fully in the Proxy Statement accompanying this notice.

  The stockholders of the Company will also act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board is not aware of any other business to be presented to a vote of the stockholders at the 2001 Annual Meeting.

  The Board fixed the close of business on March 30, 2001 as the record date for determining those stockholders who will be entitled to notice of and to vote at the 2001 Annual Meeting. The stock transfer books will remain open between the record date and the date of the 2001 Annual Meeting.

  Representation of at least a majority in voting interest of Class A common stock and Class B common stock of the Company either in person or by proxy is required to constitute a quorum for purposes of voting on Proposal 1A. Representation of at least a majority in voting interest of Class C common stock of the Company either in person or by proxy is required to constitute a quorum for purposes of voting on Proposal 1B. Representation of at least a majority in voting interest of Class A common stock, Class B common stock and Class C common stock of the Company either in person or by proxy is required to constitute a quorum for the purposes of voting on Proposals 2 and 3. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the 2001 Annual Meeting.

  Please read the accompanying proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                          By Order of the Board of Directors,

                                          /s/ Walter F. Ulloa

                                          Walter F. Ulloa
                                          Chairman and Chief Executive Officer

April 10, 2001
Santa Monica, California

              Stockholders Should Read the Entire Proxy Statement
                  Carefully Prior to Returning Their Proxies

                               ----------------

                                PROXY STATEMENT
                                      FOR
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                                      OF
                    ENTRAVISION COMMUNICATIONS CORPORATION

                          To Be Held on May 10, 2001

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Entravision Communications Corporation ("Entravision" or the "Company") of proxies to be voted at the 2001 Annual Meeting of Stockholders (the "2001 Annual Meeting"), which will be held at 10 a.m. on May 10, 2001 at Le Merigot, 1740 Ocean Avenue, Santa Monica, California 90404, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2001 Annual Meeting of Stockholders (the "Notice"). This Proxy Statement and the proxy card are first being delivered or mailed to stockholders on or about April 10, 2001. The Company's 2000 Annual Report and the Company's Annual Report on Form 10-K are being mailed to stockholders concurrently with this Proxy Statement. The Company's 2000 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

                        VOTING RIGHTS AND SOLICITATION

  The close of business on March 30, 2001 was the record date for stockholders entitled to notice of and to vote at the 2001 Annual Meeting. As of that date, Entravision had 65,782,618 shares of Class A common stock, par value $0.0001 per share, 27,678,533 shares of Class B common stock, par value $0.0001 per share, and 21,983,392 shares of Class C common stock, par value $0.0001 per share, issued and outstanding. All of the shares of the Company's common stock outstanding on the record date are entitled to vote at the 2001 Annual Meeting. Holders of Class A common stock and Class C common stock of record entitled to vote at the 2001 Annual Meeting will have one vote for each share of Class A common stock and Class C common stock so held with regard to each matter to be voted upon by such stockholders. Holders of Class B common stock of record entitled to vote at the 2001 Annual Meeting will have ten votes for each share of Class B common stock so held with regard to each matter to be voted upon by such stockholders.

  All votes will be tabulated by the inspector of election appointed for the 2001 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

  The holders of a majority in voting interest of Class A common stock, Class B common stock and Class C common stock outstanding and entitled to vote at the 2001 Annual Meeting shall constitute a quorum for the transaction of business at the 2001 Annual Meeting. The holders of a majority in voting interest of Class A common stock and Class B common stock outstanding and entitled to vote at the 2001 Annual Meeting shall constitute a quorum for purposes of voting on Proposal 1A. The holders of a majority in voting interest of Class C common stock outstanding and entitled to vote at the 2001 Annual Meeting shall constitute a quorum for purposes of voting on Proposal 1B.

  The voting interest of shares of Class A common stock, Class B common stock and Class C common stock represented in person or by proxy will be counted for purposes of determining whether a quorum is present at the 2001 Annual Meeting. Shares which abstain from voting as to a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the voting interest present and entitled to vote with respect to any particular matter, but will not be counted as votes cast on such matter. If a broker or nominee holding stock in "street name" indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter and will not be counted as a vote cast on such matter.

  In voting with regard to the proposals to elect directors (Proposals 1A and 1B), stockholders may vote in favor of all the nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. The vote required by Proposals 1A and 1B is governed by Delaware law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, in accordance with Delaware law, votes that are withheld and broker non-votes will not be counted and will have no effect on the voting for election of directors. Pursuant to a Voting Agreement dated effective as of August 3, 2000 among Walter F. Ulloa, Philip C. Wilkinson, Paul A. Zevnik and Entravision (the "Voting Agreement"), Messrs. Ulloa, Wilkinson and Zevnik have agreed to vote all shares of Class A common stock and/or Class B common stock held by them in favor of the election of Messrs. Ulloa, Wilkinson and Zevnik and Darryl B. Thompson as Class A/B Directors. Messrs. Ulloa, Wilkinson and Zevnik have in the aggregate the right to cast 80.80% of the votes entitled to be cast in the election of each of Messrs. Ulloa, Wilkinson, Zevnik and Thompson as Class A/B Directors.

  In voting with regard to the approval of the Company's 2001 Employee Stock Purchase Plan (Proposal 2) and the proposal to ratify the appointment of independent auditors (Proposal 3), stockholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposals 2 and 3 are governed by Delaware law, and the minimum vote required is a majority of the total votes cast on the proposal, provided a quorum is present. As a result, in accordance with Delaware law, abstentions and broker non-votes will not be counted and will have no effect. Pursuant to the Voting Agreement, Mr. Zevnik has agreed to cast his votes in the same manner as both Messrs. Ulloa and Wilkinson on matters, other than the election of directors, solely in instances when both Messrs. Ulloa and Wilkinson vote either affirmatively or negatively. In any instance in which Messrs. Ulloa and Wilkinson vote their shares in different manners, Mr. Zevnik will be free to vote his shares as he chooses. Messrs. Ulloa, Wilkinson and Zevnik have in the aggregate the right to cast 75.93% of the votes entitled to be cast on each of Proposals 2 and 3.

  Under the rules of the New York Stock Exchange (the "Exchange") that govern most domestic stock brokerage firms, member brokerage firms that hold shares in "street name" for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchange. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Such broker non-votes will not be considered in determining whether a quorum exists at the 2001 Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

  Shares of the Company's common stock represented by proxies in the accompanying form which are properly executed and returned to the Company will be voted at the 2001 Annual Meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR Proposals 1A or 1B, as applicable, and Proposals 2 and 3. Management does not know of any matters to be presented at the 2001 Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

  Any stockholder has the right to revoke his or her proxy at any time before it is voted at the 2001 Annual Meeting by giving written notice to the Secretary of the Company, and by executing and delivering to the Secretary a duly executed proxy card bearing a later date, or by appearing at the 2001 Annual Meeting and voting in person; provided, however, that under the rules of the Exchange, any beneficial owner whose shares are held in "street name" by a member brokerage firm may revoke his or her proxy and vote his or her shares in person at the 2001 Annual Meeting only in accordance with the applicable rules and procedures of the Exchange.

  The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Company employees for no additional compensation. In addition, the

Company has retained Mellon Investor Services, LLC, its transfer agent, to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses of Mellon Investor Services, LLC. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's common stock, and such persons may be reimbursed for their expenses.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

Composition of Board of Directors

  The Company's First Amended and Restated Bylaws provide that the Board shall consist of not less than seven and not more than eleven directors. The Board currently consists of nine members, seven of whom are elected by the holders of the Class A common stock and the Class B common stock and two of whom are elected by the holders of the Class C common stock.

  The Company's directors are elected by the stockholders at each annual meeting of stockholders and will serve until their successors are elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of the current directors, the nominees for directors and executive officers of the Company.

  The proxy holders named on the proxy card intend to vote all proxies received by them in the accompanying form FOR the election of the Class A/ B nominees and the Class C nominees listed below, unless instructions to the contrary are marked on the proxy. These nominees have been selected by the Board. All of the nominees are currently members of the Board. If elected, each nominee will serve until the annual meeting of stockholders to be held in 2002 or until his successor has been duly elected and qualified.

  In the event that a nominee is unable or declines to serve as a Class A/B director at the time of the 2001 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event that a nominee is unable or declines to serve as a Class C director at the time of the 2001 Annual Meeting, the proxies will be voted for a nominee who shall be designated by the remaining Class C director to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below, unless instructions are given to the contrary. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

                                  PROPOSAL 1A

                        ELECTION OF CLASS A/B DIRECTORS

  The following is certain information as of March 30, 2001 regarding the nominees for election as Class A/B directors.

Nominees for Election as Class A/B Directors

   Name                               Principal Occupation                 Age
   ----                               --------------------                 ---
   Walter F. Ulloa     Chairman and Chief Executive Officer of the          52
                       Company
   Philip C. Wilkinson President and Chief Operating Officer of the         44
                       Company
   Paul A. Zevnik      Partner in the Washington, D.C. office of the law    50
                       firm of Zevnik Horton Guibord McGovern Palmer &
                       Fognani, L.L.P.
   Darryl B. Thompson  Partner, TSG Capital Group, L.L.C.                   39
   Amador S. Bustos    President, Bustos Asset Management, L.L.C.           50
   Michael S. Rosen    Private Investor                                     40
   Esteban E. Torres   Former Congressman                                   71

Biographical Information Regarding Class A/B Directors

  Walter F. Ulloa. Mr. Ulloa, the Chairman and Chief Executive Officer of Entravision since its inception in 1996, has over 25 years of experience in Spanish-language television and radio in the United States. From 1989 to 1996, Mr. Ulloa was involved in the development, management or ownership of the predecessor entities to Entravision. From 1976 to 1989, he worked at KMEX-TV, Los Angeles, California, as operations manager, production manager, news director, local sales manager and an account executive. Mr. Ulloa has been a director since February 2000.

  Philip C. Wilkinson. Mr. Wilkinson, the President and Chief Operating Officer of Entravision since its inception in 1996, has over 20 years of experience in Spanish-language television and radio in the United States. From 1990 to 1996, Mr. Wilkinson was involved in the development, management or ownership of the predecessor entities to Entravision. From 1982 to 1990, he worked at the Univision television network and served in the positions of account executive, Los Angeles national sales manager and West Coast sales manager. Mr. Wilkinson has been a director since February 2000.

  Paul A. Zevnik. Mr. Zevnik has been the Secretary of Entravision since its inception in 1996. From 1989 to 1996, Mr. Zevnik was involved in the development, management or ownership of the predecessor entities to Entravision. Mr. Zevnik is a partner in the Washington, D.C. office of the law firm of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P. Mr. Zevnik has been a director since August 2000.

  Darryl B. Thompson. Mr. Thompson has been a partner of TSG Capital Group, L.L.C. since 1993. Mr. Thompson serves on the Board as a representative of TSG Capital Fund III, L.P. Mr. Thompson also serves on the boards of directors of several public and private companies, including Urban Brands, Inc., Telscape International, Inc. and Millennium Digital Media Holdings, L.L.C. Mr. Thompson has been a director since August 2000.

  Amador S. Bustos. Mr. Bustos served as the President of Entravision's radio division from August 2000, when Entravision acquired Z-Spanish Media Corporation ("Z-Spanish Media"), until December 31, 2000. From November 1992 until August 2000, Mr. Bustos served as Chairman, Chief Executive Officer and President of Z-Spanish Media or one of its predecessors. From December 1979 until September 1992, Mr. Bustos held various positions, including general sales manager, senior account executive and community affairs coordinator, at several radio stations and a television station in the San Francisco bay area. Mr. Bustos has been a director since August 2000.

  Michael S. Rosen. Mr. Rosen is currently a private investor and active member on the boards of directors of several private companies. He is also a board member of the United Jewish Federation of San Diego. From January 1996, when The Rochester Funds were acquired by Oppenheimer Funds, Inc., to March 2000, Mr. Rosen served as President of The Rochester Division of Oppenheimer Funds, Inc. Prior thereto, Mr. Rosen was President of Rochester Fund Distributors, Inc., a broker/dealer and principal underwriter of The Rochester Funds and Managing Director and Portfolio Manager of Rochester Capital Advisors, LP. Mr. Rosen is a chartered financial analyst. Mr. Rosen has been a director since November 2000.

  Esteban E. Torres. Mr. Torres is currently a member of the U.S. Committee for UNICEF, the Chairperson of the National Latino Media Council and serves on the boards of directors of the National Council of La Raza, the Pan-American Development Foundation, Southwest Voter Research Institute and the National Association of Latino Elected and Appointed Officials. In 1999, he was appointed by California Governor Gray Davis to serve on the California Transportation Commission, which is charged with overseeing the funding of California's transportation projects. In March 1998, Mr. Torres, announced his retirement after a distinguished 16 year career in the House of Representatives. Throughout his service as a Congressman, Mr. Torres has been an active and distinguished leader. From 1992 to 1998, he served as a Deputy Democratic Whip. He has served as a senior member of the House Banking Committee and chaired the House Banking Subcommittee on Consumer Affairs and Coinage. Mr. Torres is a nationally recognized environmental leader, former Ambassador to the United Nations Education, Scientific and Cultural Organization and served as Special Assistant to the President for Hispanic Affairs under President Jimmy Carter. Mr. Torres has been a director since November 2000.

                                  PROPOSAL 1B

                         ELECTION OF CLASS C DIRECTORS

  The following is certain information as of March 30, 2001 regarding the nominees for election as Class C directors.

Nominees for Election as Class C Directors

   Name                Principal Occupation                                 Age
   ----                --------------------                                 ---
                       Executive Vice President, Univision Communications
   Andrew W. Hobson    Inc.                                                  39
   Michael D. Wortsman Co-President, Univision Television Group Inc.         53

Biographical Information Regarding Class C Directors

  Andrew W. Hobson. Mr. Hobson is an Executive Vice President of Univision Communications Inc. ("Univision"). From 1993 through March 2001, Mr. Hobson was an Executive Vice President of the Univision Network. Mr. Hobson has been a director since August 2000.

  Michael D. Wortsman. Mr. Wortsman is the Co-President of Univision Television Group Inc. Before holding this position, Mr. Wortsman served as the Executive Vice President of Corporate Development for Univision Television Group Inc. from 1993 to 1996. Mr. Wortsman has been a director since August 2000.

                         BOARD MEETINGS AND COMMITTEES

  The Board held a total of two meetings during the fiscal year ended December 31, 2000 (the "2000 fiscal year"). Each director attended all of the meetings of the Board and all of the meetings held by all committees of the Board on which he served.

  The Board has an Audit Committee and a Compensation Committee. The holders of the Company's Class C common stock have the right to appoint one member to each of these committees.

  The Audit Committee operates under a written charter adopted by the Board. The Audit Committee Charter, adopted July 24, 2000, is included as Annex A hereto. The Audit Committee's duties include responsibility for reviewing the Company's accounting practices and audit procedures. The Audit Committee, which consists of Messrs. Rosen and Torres, held one meeting during the 2000 fiscal year. All members of the Audit Committee meet the independence and knowledge requirements of the Exchange. (See the "Report of Audit Committee" later in this Proxy Statement, which details the duties and performance of the Audit Committee.)

  The Compensation Committee recommends to the Board the compensation and benefits of all the Company's executive officers, and has established and reviews general policies relating to compensation of the Company's employees. The Compensation Committee, which consists of Messrs. Hobson and Thompson, held one meeting during the 2000 fiscal year. No member of the Compensation Committee was at any time during the 2000 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the 2000 fiscal year. (See the "Report of Compensation Committee" later in this Proxy Statement, which details the Compensation Committee's report on executive compensation of the Company for the 2000 fiscal year.)

                             DIRECTOR COMPENSATION

  Our directors who are not officers or employees are compensated for their services as follows: (i) an annual grant of 15,000 stock options under our 2000 Omnibus Equity Incentive Plan; (ii) $24,000 per year (which may be converted into additional stock options under a specified formula); and (iii) $1,250 for attendance at a Board meeting in person ($500 if telephonically) and $1,000 for attendance at a committee meeting in person ($500 if telephonically and an additional $250 if serving as the chair of the committee).

Recommendation of the Board

  The Board unanimously recommends that stockholders vote FOR election of each of the Class A/B nominees and each of the Class C nominees identified above.

                                  PROPOSAL 2

                 APPROVAL OF 2001 EMPLOYEE STOCK PURCHASE PLAN

  On April 4, 2001, the Board adopted the Company's 2001 Employee Stock Purchase Plan, referred to as the "Stock Purchase Plan," and reserved 600,000 shares of our Class A common stock for initial issuance under the Stock Purchase Plan, subject to stockholder approval. At the 2001 Annual Meeting, holders of our Class A, Class B and Class C common stock, voting together as a single class, are being asked to approve the Stock Purchase Plan and the Board's reservation of shares under the Stock Purchase Plan for the purpose of qualifying the reserved shares for special tax treatment under Internal Revenue Code Section 423. The following is only a summary of the Stock Purchase Plan and is qualified in its entirety by reference to its full text, a copy of which is attached to this Proxy Statement as Annex B.

Purpose

  The purpose of the Stock Purchase Plan is to incentivize our employees by providing them with an opportunity to purchase shares of Class A common stock, subject to certain restrictions and limitations. These shares will be provided to our employees at a discount to the prevailing market price which will provide an incentive for employees to have an ownership interest in our company at a minimum cost to us.

Administration

  The Stock Purchase Plan will be administered by a committee appointed by our Board. Unless our Board appoints a different committee, the committee will consist of the members of the Compensation Committee. The committee has full power to administer and interpret the Stock Purchase Plan, and the decisions of the committee are final and binding upon all participants.

Shares Reserved for Issuance

  Subject to the adjustments discussed below for changes in our capital structure or upon a corporate transaction, the maximum number of shares of Class A common stock that will be made available for sale under the Stock Purchase Plan is 600,000, plus an annual increase of 600,000 shares on the first day of each of the next ten (10) calendar years (i.e. beginning on January 1, 2002).

Eligibility

  Any of our full-time employees or full-time employees of any of our subsidiaries designated by the committee who has completed at least six months of continuous service as an employee (subject to certain permitted interruptions of up to 90 days) as of an offering date is eligible to participate in the Stock Purchase Plan during the relevant offering period, subject to administrative rules established by the committee. Eligible employees become participants in the Stock Purchase Plan by filing with us at least ten (10) business days prior to the applicable offering period a form authorizing payroll deductions.

Participation in an Offering

  The Stock Purchase Plan is implemented by offering periods lasting for six months commencing on each of February 15 and August 15. The first offering period will commence on August 15, 2001. Shares of Class A common stock are purchased under the Stock Purchase Plan on the last day of each offering period, unless the participant withdraws or terminates employment earlier. To participate in the Stock Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Stock Purchase Plan in an amount up to 15% of the participant's compensation; however, no participant may purchase more than 25,000 shares during any offering period. On each purchase date, each participant who has elected to participate is automatically deemed to have elected to purchase shares of Class A common stock with the entire balance of the payroll deductions accumulated during the relevant offering period in the participant's payroll deduction account. In addition, no employee is eligible to purchase shares under the Stock Purchase Plan to the extent that, immediately after the purchase, that employee would own 5% or more of either the voting power or the value of all classes of our common stock, and no employee's rights to purchase our common stock pursuant to the Stock Purchase Plan may accrue at a rate that exceeds $25,000 per calendar year. For purposes of the 5% ownership test summarized above, stock that the participant may purchase under any outstanding option is treated as owned by the participant, as is stock owned by certain family members or entities owned by the participant.

Purchase Price, Shares Purchased

  Shares of our Class A common stock may be purchased under the Stock Purchase Plan at a price equal to 85% of the fair market value of the Class A common stock on the offering date or the purchase date, whichever is less. The number of whole shares of our Class A common stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that offering period by the purchase price.

Termination of Employment

  Termination of a participant's employment for any reason, including death, immediately terminates his or her participation in the Stock Purchase Plan. In such event, the payroll deductions credited to the participant's account will be returned, without interest, and all existing stock held for the participant in the Stock Purchase Plan will be distributed, to him or her or, in the case of death, to the person or persons entitled to those deductions and stock.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets

  In the event that the common stock is changed by reason of any stock split, stock dividend, combination, recapitilization, reclassification or other similar changes in our capital structure effected without the receipt of consideration, or in the event of a merger in which we are the surviving corporation, the committee may make appropriate proportional adjustments in the number of shares of stock subject to the Stock Purchase Plan.

Amendment and Termination of the Plan

  The Board may terminate or amend the Stock Purchase Plan at any time, except that it may not increase the number of shares subject to the Stock Purchase Plan other than as described in the Stock Purchase Plan. The Stock Purchase Plan will continue until the purchase date that participants become entitled to purchase a number of shares of common stock greater than the number of reserved shares remaining available for purchase under the Stock Purchase Plan.

Withdrawal

  Generally, a participant may withdraw from the Stock Purchase Plan at any time during an offering period prior to the purchase date. If a participant elects to withdraw, all of the participant's payroll deductions credited to the participant's payroll deduction account will be returned to the participant without interest, and the participant may not make any further contributions to the Stock Purchase Plan for the purchase of shares during that offering period. A participant's voluntary withdrawal during an offering period will not have any effect upon the participant's eligibility to participate in the Stock Purchase Plan during a subsequent offering period.

New Plan Benefits

  Because benefits under the Stock Purchase Plan will depend on employees' elections to participate and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Stock Purchase Plan is approved by the stockholders. Non-employee directors are not eligible to participate in the Stock Purchase Plan.

Federal Income Tax Consequences

  If the holders of our common stock approve this proposal, the Stock Purchase Plan and the right of participants to make purchases under the Stock Purchase Plan should qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Stock Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon, among other factors, the participant's holding period for the shares and the manner of disposition. If the shares are sold or otherwise disposed of in a taxable transaction occurring more than two years from the applicable offering date and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the offering date. Any additional gain should be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on a sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. As a general rule, we are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to us.

  The foregoing is only a very general summary of the effect of U.S. federal income taxation upon the participant and us with respect to the shares purchased under the Stock Purchase Plan. It does not discuss the tax consequences arising in the context of a participant's death or the income tax laws of any municipality, state or foreign country in which the participant's income or gain may be taxable or other tax matters may be relevant to particular participants.

Recommendation of the Board

  The Board unanimously recommends that stockholders vote FOR the approval of the 2001 Employee Stock Purchase Plan.

                                  PROPOSAL 3

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board has appointed the firm of McGladrey & Pullen, LLP to act as independent public accountants of the Company for the fiscal year ending December 31, 2001, and has directed that such appointment be submitted to the stockholders of the Company for ratification at the 2001 Annual Meeting. McGladrey & Pullen, LLP is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of McGladrey & Pullen, LLP, the Board will reconsider the appointment.

Audit Fees

  Fees for the annual audit, including quarterly reviews, for the 2000 fiscal year were approximately $938,000.

Other Fees

  All other fees were approximately $1,829,000, including audit related services of approximately $1,536,000 and non-audit related services of approximately $293,000. Audit related services include fees of approximately $1,442,000 relating to our initial public offering and approximately $94,000 relating primarily to accounting consultations and other Securities and Exchange Commission ("SEC") filings. Non-audit related fees relate primarily to tax preparation and tax consulting services.

Financial Information System Design and Implementation Fees

  Financial information systems design and implementation fees were approximately $157,000 for the 2000 fiscal year.

  Our Audit Committee determined that McGladrey & Pullen, LLP's provision of non-audit related services in exchange for fees in the 2000 fiscal year was compatible with maintaining McGladrey & Pullen, LLP's independence.

  Representatives of McGladrey & Pullen, LLP will be present at the 2001 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board

  The Board unanimously recommends that stockholders vote FOR the proposal to ratify the appointment of McGladrey & Pullen, LLP as independent public accountants of the Company for the fiscal year ending December 31, 2001.

                                  MANAGEMENT

  The following sets forth the names, ages and positions of the Company's executive officers as of March 30, 2001:

   Name               Position                                                 Age
   ----               --------                                                 ---
   Walter F. Ulloa        Chairman and Chief Executive Officer                 52
   Philip C. Wilkinson    President, Chief Operating Officer and Director      44
   Paul A. Zevnik         Secretary and Director                               50
   Jeanette Tully         Executive Vice President, Treasurer, Chief           53
                          Financial Officer and Assistant Secretary
   Glenn Emanuel          President, Outdoor Division                          48
   Jeffery A. Liberman    President, Radio Division                            42

Background

  Walter F. Ulloa. Mr. Ulloa has been Chairman and Chief Executive Officer of Entravision since its inception in 1996. See, "Proposal 1A--Election of Class A/B Directors" for additional biographical information on Mr. Ulloa.

  Philip C. Wilkinson. Mr. Wilkinson has been President and Chief Operating Officer of Entravision since its inception in 1996. See, "Proposal 1A-- Election of Class A/B Directors" for additional biographical information on Mr. Wilkinson.

  Paul A. Zevnik. Mr. Zevnik has been Secretary of Entravision since its inception in 1996. See, "Proposal 1A--Election of Class A/B Directors" for additional biographical information on Mr. Zevnik.

  Jeanette Tully. Ms. Tully has been Executive Vice President, Chief Financial Officer and Treasurer of Entravision since September 1996, and has over 23 years of experience in the media industry. Ms. Tully was the Executive Vice President and Chief Financial Officer of Alliance Broadcasting Corporation from 1994 until early 1996, when the company was sold to Infinity Broadcasting Corporation. From May 1986 until she joined Alliance Broadcasting, Ms. Tully was a Vice President of Communications Equity Associates, where she advised a variety of broadcast companies on financial matters.

  Glenn Emanuel. Mr. Emanuel has been President of Entravision's outdoor division since August 2000. Mr. Emanuel has over 20 years experience in the outdoor advertising industry. From 1997 until Entravision's acquisition of Z-Spanish Media in August 2000, Mr. Emanuel served as President of Vista Media Group, Inc. ("Vista"), Z-Spanish Media's outdoor advertising group. Before joining Vista, he served as General Manager of Regency Outdoor Advertising's operations in Los Angeles for ten years.

  Jeffery A. Liberman. Mr. Liberman, the President of our radio division since March 2001, has been involved in the management and operation of Spanish-language radio stations since 1974. From 1992 until our acquisition of Latin Communications Group Inc. ("LCG") in April 2000, Mr. Liberman was responsible for operating LCG's 17 radio stations in California, Colorado, New Mexico and Washington D.C.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of December 31, 2000 by (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock, (ii) each director of the Company, (iii) each Named Executive Officer (as defined below) of the Company and (iv) all directors and Named Executive Officers of the Company as a group. Because our Class B and Class C common stock can be converted to Class A common stock at any time, we are presenting the information below based on such conversions.

                                                Shares of Common Stock
                                                Beneficially Owned(1)
                                                ----------------------
Name and Address of Beneficial         Class of
Owner(2)                                Shares          Number         Percent
------------------------------         -------- ---------------------- -------
Univision Communications Inc.(3)......    A           14,942,941        12.96%
                                          C           21,983,392        19.07%
Janus Capital Corporation and Thomas
 H. Bailey(4).........................    A            5,260,120         4.56%
TSG Capital Group(5)..................    A            9,418,004         7.77%
Walter F. Ulloa.......................    A                  425           *
                                          B           11,489,365(6)      9.97%
Philip C. Wilkinson...................    B           11,489,365(7)      9.97%
Paul A. Zevnik........................    A               13,821(8)        *
                                          B            4,699,803(9)      4.08%
Darryl B. Thompson....................    A            9,301,432(10)     7.68%
Amador S. Bustos......................    A            1,945,390(11)     1.68%
Michael S. Rosen......................    A               76,500(12)       *
Esteban E. Torres.....................    --                 --           --
Andrew W. Hobson(13)..................    A              150,000           *
Michael D. Wortsman(14)...............    A               25,000           *
Jeanette Tully........................    A              249,237(15)       *
Glenn Emanuel.........................    A              285,253           *
All directors and Named Executive
 Officers as a group (11 persons).....    A           12,047,058        10.45%
                                          B           27,678,533        24.01%

--------
*    Represents beneficial ownership of less than 1%.
(1) Percentage ownership is based on 115,287,988 shares of common stock outstanding on December 31, 2000 (assuming conversion of all outstanding shares of Class B and Class C common stock). Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for determining the number of shares beneficially owned and for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Unless otherwise noted, the address for each person is c/o Entravision Communications Corporation, 2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404.
(3) Represents shares beneficially owned by Univision based on information contained in Amendment No. 4 to Schedule 13D, filed with the SEC November 28, 2000. The address for Univision is 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067. Shares reported include 14,942,931 shares of Class A common stock and 21,983,392 shares of Class C common stock that may be converted at any time to shares of Class A common stock.
(4) Represents shares deemed to be beneficially owned by Janus Capital Corporation ("Janus") and Thomas H. Bailey based on information contained in Schedule 13G, filed with the SEC on February 15, 2001. The address for Janus and Mr. Bailey is 100 Fillmore Street, Denver, Colorado 80206-4923. Janus and Mr. Bailey disclaim beneficial ownership of the 5,260,120 shares reported.
(5) TSG Capital Group includes TSG Capital Fund II, L.P., TSG Capital Fund III, L.P., TSG Associates II Inc., TSG Associates III, LLC and TSG Ventures, L.P. The address for each of these entities is 177 Broad Street, 12th Floor, Stamford, Connecticut 06901. Includes 5,865,102 shares of Class A common stock reserved for issuance upon conversion of Series A preferred stock held by TSG Capital Fund III, L.P.
(6) Includes 889,848 shares held by The Walter F. Ulloa Irrevocable Trust of 1996. Also includes 102,850 shares that are subject to a right of the Company to repurchase such shares under certain conditions (see "Certain Relationships and Related Transactions").
(7) Includes 9,424,800 shares held by The Wilkinson Family Trust and 889,848 shares held by The 1994 Wilkinson Children's Gift Trust. Also includes 102,850 shares that are subject to a right of the Company to repurchase such shares under certain conditions (see "Certain Relationships and Related Transactions").
(8) Represents shares held by The Zevnik Charitable Foundation. Mr. Zevnik has shared voting power in The Zevink Charitable Foundation.
(9) Includes 800,666 shares held by The Paul A. Zevnik Irrevocable Trust of 1996 and 1,736,516 shares held by The Zevnik Family L.L.C. Also includes 43,520 shares that are subject to a right of the Company to repurchase such shares under certain conditions (see "Certain Relationships and Related Transactions").
(10) Represents 9,418,004 shares held by TSG Capital Group (see footnote 5 above), excluding 116,572 shares held by TSG Ventures, L.P. Mr. Thompson is a principal in each of the TSG Capital Group entities, except for TSG Ventures, L.P. Mr. Thompson may be deemed to exercise voting and investment power over such shares. Mr. Thompson disclaims beneficial ownership of such shares, except to the extent of his proportionate interest therein.
(11) Represents 1,526,731 shares held by Bustos Asset Management, L.L.C. and includes 418,659 stock options immediately exercisable by Mr. Bustos (see "Summary of Cash and Certain Other Compensation").
(12) Represents shares held by LJ Holdings, L.L.C.
(13) Mr. Hobson is an executive officer of Univision.
(14) Mr. Wortsman is an executive officer of an affiliate of Univision.
(15) Represents shares held by The Jeanette Tully 1996 Revocable Trust. Includes 8,500 shares that are subject to a right of the Company to repurchase such shares under certain conditions (see "Certain Relationships and Related Transactions").

                SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table sets forth certain information regarding the compensation earned during the last three fiscal years by the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company serving as such as of the end of the last fiscal year whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to the Company and its subsidiaries. Such individuals will be hereafter referred to as the "Named Executive Officers."

                          Summary Compensation Table

                                   Annual              Long-Term
                               Compensation(1)        Compensation
                              --------------------    ------------
                                                       Securities
Name and Principal                                     Underlying    All Other
Position                 Year  Salary      Bonus        Options    Compensation
------------------       ---- --------    --------    ------------ -------------
Walter F. Ulloa......... 2000 $600,000(2) $573,263(3)   500,000    $1,439,900(4)
Chairman and Chief       1999 $360,000    $429,938(5)       --               --
Executive Officer
Philip C. Wilkinson..... 2000 $600,000(2) $573,263(3)   500,000    $1,439,900(4)
President and Chief      1999 $360,000    $429,938(5)       --               --
Operating Officer
Jeanette Tully.......... 2000 $225,000         --       150,000    $3,489,318(4)
Chief Financial Officer  1999 $225,000         --           --               --
Amador S. Bustos........ 2000 $250,000         --       418,659              --
President, Radio
 Division                1999 $168,000    $ 10,080(4)       --               --
Glenn Emanuel........... 2000 $225,000    $ 75,000(3)   150,000              --
President, Outdoor
 Division                1999 $225,000    $ 75,000(4)       --               --

--------
(1) Excludes perquisites and other personal benefits, securities or property which aggregate the lesser of $50,000 or 10% of the total of annual salary and bonus.
(2) Salary was $360,000 through July 31, 2000, and was increased to $600,000 effective August 1, 2000.
(3)  Represents bonuses earned in 1999 and paid in 2000.
(4) Consists of stock-based awards (see "Certain Relationships and Related Transactions").
(5)  Represents bonuses earned in 1998 and paid in 1999.

                       Option Grants in Last Fiscal Year

  The following table sets forth information concerning the stock option grants made to each of the Named Executive Officers during the 2000 fiscal year. No stock appreciation rights were granted to any of the Named Executive Officers during the 2000 fiscal year.

                                                                            Potential Realizable
                                                                              Value at Assumed
                                                                                Annual Rates
                                                                               of Stock Price
                                                                              Appreciation for
                                        Individual Grants                      Option Term(1)
                         ------------------------------------------------- ----------------------
                         Number of     Percent of
                         Securities   Total Options
                         Underlying    Granted to   Exercise or
                          Options     Employees in  Base Price  Expiration
Name                      Granted      Fiscal 2000   Per Share     Date        5%         10%
----                     ----------   ------------- ----------- ---------- ---------- -----------
Walter F. Ulloa.........  500,000         .088%       $16.50       8/2/10  $5,188,381 $13,148,375
Philip C. Wilkinson.....  500,000         .088%       $16.50       8/2/10  $5,188,381 $13,148,375
Jeanette Tully..........  150,000         .026%       $16.50       8/2/10  $1,556,514 $ 3,944,513
Amador S. Bustos........   28,553(2)      .005%       $11.06       1/1/10  $  198,603 $   503,298
                          390,106(2)      .067%       $ 6.69     12/11/09  $1,641,295 $ 4,159,364
Glenn Emanuel...........  150,000         .026%       $16.50       8/2/10  $1,556,514 $ 3,944,573

--------
(1) There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10 year option term will be at the assumed 5% and 10% compounded annual rates or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(2) Issued by Entravision in substitution for stock options issued to Mr. Bustos by Z-Spanish Media prior to Entravision's acquisition of Z-Spanish Media.

                         Fiscal Year-End Option Values

  No options were exercised by any Named Executive Officers during the 2000 fiscal year. No stock appreciation rights were exercised by any of the Named Executive Officers during the 2000 fiscal year. The following table sets forth the number of shares of the Company's Class A common stock subject to exercisable and unexercisable stock options which the Named Executive Officers held at the end of the 2000 fiscal year.

                                Number of Securities      Value of Unexercised
                               Underlying Unexercised     In-the-Money Options
                             Options at Fiscal Year-End   at Fiscal Year-End(1)
                             --------------------------- -----------------------
                                               Non-                     Non-
Name                          Exercisable   Exercisable  Exercisable Exercisable
----                         ------------- ------------- ----------- -----------
Walter F. Ulloa.............        -0-         500,000      -0-      $937,500
Philip C. Wilkinson.........        -0-         500,000      -0-      $937,500
Jeanette Tully..............        -0-         150,000      -0-      $281,250
Amador S. Bustos............      418,659         -0-    $4,767,254      -0-
Glenn Emanuel...............        -0-         150,000      -0-      $281,250

--------
(1) Calculated by determining the difference between the fair market value of the Company's Class A common stock as of December 29, 2000 and the exercise price of the option.

        EMPLOYMENT AND OTHER AGREEMENTS; CHANGE IN CONTROL ARRANGEMENTS

  In August 2000, we entered into a five year employment agreement with Mr. Ulloa pursuant to which he serves as our Chairman and Chief Executive Officer. The agreement provides for a base salary of $600,000 per year, with an annual increase of $50,000 per year. Under the terms of the agreement, Mr. Ulloa is eligible to receive a cash bonus equal to (i) 75% of his then-current base salary if our annual growth rate of earnings before interest, taxes, depreciation and amortization, or EBITDA (pro forma as defined by the Compensation Committee), exceeds 20% over the previous year, 63% of his then-current base salary if EBITDA growth rate exceeds 17% over the previous year and 50% of his then-current base salary if EBITDA growth rate exceeds 14% over the previous calendar year and (ii) up to an additional 25% of his then-current base salary in the discretion of the Compensation Committee.

  If Mr. Ulloa's employment is terminated by us without cause, by Mr. Ulloa for good reason or in connection with a change of control, he will be entitled to receive all accrued salary and bonuses through the date of termination, plus an amount equal to or greater of the sum of three times his then-current base salary plus three times his then-current maximum bonus or his salary or bonuses for the remainder of the term of his employment agreement, plus a continuation of all benefit coverages for a period of two years. In addition, upon any such termination event, all stock options then held by Mr. Ulloa will accelerate and become immediately exercisable, and any restrictions on restricted stock held by Mr. Ulloa shall lapse.

  In August 2000, we entered into a five year employment agreement with Mr. Wilkinson pursuant to which he serves as our President and Chief Operating Officer. The agreement provides for a base salary of $600,000 per year, with an annual increase of $50,000 per year. Under the terms of the agreement, Mr. Wilkinson is eligible to receive a cash bonus equal to (i) 75% of his then-current base salary if EBITDA exceeds 20% over the previous year, 63% of his then-current base salary if EBITDA growth rate exceeds 17% over the previous year and 50% of his then-current base salary if EBITDA growth rate exceeds 14% over the previous calendar year and (ii) up to an additional 25% of his then-current base salary in the discretion of the Compensation Committee.

  If Mr. Wilkinson's employment is terminated by us without cause, by Mr. Wilkinson for good reason or in connection with a change of control, he will be entitled to receive all accrued salary and bonuses through the date of termination, plus an amount equal to or greater of the sum of three times his then-current base salary plus three times his then-current maximum bonus or his salary or bonuses for the remainder of the term of his employment agreement, plus a continuation of all benefit coverages for a period of two years. In addition, upon any such termination event, all stock options then held by Mr. Wilkinson will accelerate and become immediately exercisable, and any restrictions on restricted stock held by Mr. Wilkinson shall lapse.

                            EMPLOYEE BENEFIT PLANS

2000 Omnibus Equity Incentive Plan

  We have adopted our 2000 Omnibus Equity Incentive Plan to provide an additional means to attract, motivate, reward and retain key personnel. The plan gives the administrator the authority to grant different types of stock incentive awards and to select participants. Our employees, officers, directors and consultants may be selected to receive awards under the plan.

  Share Limits. A maximum of 11,500,000 shares of our Class A common stock may be issued under the Plan. Options to purchase 6,057,100 shares of Class A common stock have been granted as of March 30, 2001. Each share limit and award under the plan is subject to adjustment for certain changes in our capital structure, reorganizations and other extraordinary events. Shares subject to awards that are not paid or exercised before they expire or are terminated are available for future grants under the plan.

  Awards. Awards under the plan may be in the form of: (i) incentive stock options; (ii) non-qualified stock options; (iii) stock appreciation rights;
(iv) restricted stock; or (v) stock units. Awards may be granted individually or in combination with other awards. Certain types of stock-based performance awards under the plan will depend upon the extent to which performance goals set by the administrator are met during the performance period. Awards under the plan generally will be nontransferable, subject to exceptions such as a transfer to a family member or to a trust, as authorized by the administrator. Non-qualified stock options and other awards may be granted at prices below the fair market value of the common stock on the date of grant. However, non-qualified stock options may not be granted at prices below 85% of the fair market value on the date of grant. Restricted stock awards can be issued for nominal or the minimum lawful consideration. Incentive stock options must have an exercise price that is at least equal to the fair market value of the common stock, or 110% of fair market value of the common stock for any owner of more than 10% of our common stock, on the date of grant. These and other awards may also be issued solely or in part for services.

  Administration. The plan is administered by the Compensation Committee. The administrator of the plan has broad authority to: (i) designate recipients of awards; (ii) determine or modify, subject to any required consent, the terms and provisions of awards, including the price, vesting provisions, terms of exercise and expiration dates; (iii) approve the form of award agreements;
(iv) determine specific objectives and performance criteria with respect to performance awards; (v) construe and interpret the plan; and (vi) reprice, accelerate and extend the exercisability or term, and establish the events of termination or reversion of outstanding awards.

  Change of Control. Upon a change of control event, any award may become immediately vested and/or exercisable, unless the administrator determines to the contrary. Generally speaking, a change of control event will be triggered under the plan: (i) in connection with certain mergers or consolidations of Entravision with or into another entity where our stockholders before the transaction own less than 50% of the surviving entity; (ii) if a majority of the Board changes over a period of two years or less; or (iii) upon a sale of all or substantially all of our assets if a change in ownership of more than 50% of our outstanding voting securities occurs. The administrator of the plan may also provide for alternative settlements of awards, the assumption or substitution of awards or other adjustments of awards in connection with a change of control or other reorganization of Entravision.

  Plan Amendment, Termination and Term. The Board may amend, suspend or discontinue the plan at any time, but no such action will affect any outstanding award in any manner materially adverse to a participant without the consent of the participant. Plan amendments will generally not be submitted to stockholders for their approval unless such approval is required by applicable law. The plan will remain in existence as to all outstanding awards until such awards are exercised or terminated. The maximum term of options, stock appreciation rights and other rights to acquire common stock under the plan is ten years after the initial date of award, subject to provisions for further deferred payment in certain circumstances. No award can be granted ten years after adoption of the plan by the Board.

  Payment for Shares. The exercise price of options or other awards may generally be paid in cash or, subject to certain restrictions, shares of Class A common stock. Subject to any applicable limits, we may finance or offset shares to cover any minimum withholding taxes due in connection with an award.

  Federal Tax Consequences. The current federal income tax consequences of awards authorized under the plan follow certain basic patterns. Generally, awards under the plan that are includable in the income of the recipient at the time of exercise, vesting or payment, such as non-qualified stock options, stock appreciation rights and restricted stock awards, are deductible by us, and awards that are not required to be included in the income of the recipient, such as incentive stock options, are not deductible by us. Generally speaking, Section 162(m) of the Internal Revenue Code provides that a public company may not deduct compensation, except for compensation that is commission or performance-based paid to its chief executive officer or to any of its four other highest compensated officers to the extent that the compensation paid to such person exceeds $1 million in a tax year. The regulations exclude from these limits compensation that is paid pursuant to a plan in effect before the time that a company is publicly-held. We expect that compensation paid under the plan will not be subject to Section 162(m) in reliance on this transition rule, as long as such compensation is paid or stock options, stock appreciation rights and/or restricted stock awards are granted before the earlier of a material amendment to the plan or our annual stockholders meeting in the year 2004. In addition, we may not be able to deduct certain compensation attributable to the acceleration of payment and/or vesting of awards in connection with a change in control event should that compensation exceed certain threshold limits under Section 280G of the Internal Revenue Code.

  Non-Exclusive Plan. The plan is not exclusive. The Board (or its delegate), under Delaware law, may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority.

Indemnification of Directors and Executive Officers and Limitation of
Liability

  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors, to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the "Securities Act"). This indemnification may, however, be unenforceable as against public policy.

  As permitted by Delaware law, our First Restated Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the Delaware law regarding unlawful dividends and stock purchase; or (iv) for any transaction from which the director derived an improper personal benefit.

  As permitted by Delaware law, our First Restated Certificate of Incorporation provides that: (i) we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, so long as the person being indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was lawful; (ii) we are permitted to indemnify our other employees and agents to the extent that we indemnify our officers and directors, unless otherwise required by law; (iii) we are required to advance expenses to our directors and officers incurred in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions; and (iv) the rights conferred in our First Restated Certificate of Incorporation are not exclusive. In addition, we have entered into indemnification agreements with each of our current directors and officers to give such directors and officers additional contractual assurances regarding the scope of indemnification set forth in our First Restated Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

  We have obtained directors' and officers' liability insurance.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee during the 2000 fiscal year consisted of Messrs. Hobson and Thompson. No member of the Compensation Committee was at any time during the 2000 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company served on the compensation committee of another entity or any other committee of the board of directors of another entity performing similar functions during the 2000 fiscal year.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Reorganization. Effective August 2, 2000, the Company completed a reorganization. As a result of this reorganization, the beneficial ownership of Entravision immediately prior to the closing of its initial public offering was virtually identical to the beneficial ownership of Entravision Communications Company, L.L.C. ("ECC"), its predecessor. This reorganization occurred as follows:

  . Messrs. Ulloa, Wilkinson and Zevnik and each of their trusts and other controlled entities exchanged their direct and indirect ownership interests in ECC for newly-issued shares of Class B common stock;

  . each of the stockholders in the seven corporate member entities of ECC
    (other than Messrs. Ulloa, Wilkinson and Zevnik and their trusts and related entities) exchanged their shares in such corporate members for newly-issued shares of Class A common stock;

  . each of the remaining individuals, trusts and other entities holding direct membership interests in ECC exchanged such interests for newly-issued shares of Class A common stock; and

  . Univision exchanged its subordinated note and option in ECC for shares of Class C common stock.

  Relationship with Univision. In December 1996, Univision invested $10 million in ECC in exchange for a subordinated note and an option to acquire an approximate 25% ownership interest in ECC. The note was due December 30, 2021 and bore interest at 7.01% per year, for which Univision had agreed to compensate Entravision in an amount equal to the amount of annual interest due, in exchange for running Univision's programming.

  In April 1999, Entravision acquired television stations KLUZ-TV and KLUZ-LP, Albuquerque, New Mexico, from Univision in exchange for $1 million in cash and a 2% increase in Univision's option to acquire an ownership interest in ECC. In March 2000, Univision invested an additional $110 million in ECC, which increased the subordinated note to an aggregate of $120 million, and increased its option to the right to acquire a 40% ownership interest in ECC.

  In connection with the reorganization, Univision exchanged its subordinated note and option for 21,983,392 shares of Class C common stock, or an approximate 19% ownership interest in the Company. As long as Univision owns at least 30% of its initial Class C shares, it will have the right to vote as a separate class to elect two directors, to appoint a member to any Board committee and to approve material decisions involving Entravision, including any merger, consolidation or any other business combination, any dissolution and any transfer of the FCC licenses for any of our Univision-affiliated television stations.

  Also, pursuant to our Univision network affiliation agreements, Univision acts as our national advertising sales representative for our Univision-affiliated television stations. The Class C director-nominee, Andrew W. Hobson, is an Executive Vice President of Univision and the Class C director-nominee, Michael D. Wortsman, is the Co-President of Univision Television Group Inc.

  Univision also purchased 6,464,542 shares of Class A common stock directly from Entravision in the initial public offering, representing approximately 6% of our outstanding common stock. Univision has subsequently purchased an additional 8,478,399 shares of Class A common stock in open market purchases, for an aggregate of approximately 32% of our outstanding common stock.

  Voting Agreement. The Company has entered into the Voting Agreement with Mr. Ulloa, our Chairman and Chief Executive Officer, Mr. Wilkinson, our President and Chief Operating Officer, and Mr. Zevnik, our Secretary. This agreement will remain in effect with respect to each of Messrs. Ulloa, Wilkinson and Zevnik as long as each individual owns 30% of his initial Class B shares. See "Voting Rights and Solicitation."

  Registration Rights. The Company has entered into an investor rights agreement with all of the holders of restricted stock at the time of the initial public offering and with the former stockholders of Z-Spanish Media that received Entravision stock in Entravision's acquisition of Z-Spanish Media. The investor rights agreements provide these stockholders with rights to require Entravision to register their stock with the SEC.

 Transactions with Walter F. Ulloa and Philip C. Wilkinson.

  Employment agreements between ECC and Messrs. Ulloa and Wilkinson entitled each of them to receive an annual bonus in an amount equal to 1% of ECC's annual net revenue. For the period from January 1, 2000 through July 31, 2000, the Company accrued bonuses under these agreements of approximately $583,000 to each of Messrs. Ulloa and Wilkinson. These employment agreements terminated effective August 1, 2000.

  Mr. Ulloa is the sole shareholder of Las Tres Campanas Television, Inc., the FCC licensee of lower-power television stations KELV-LP and KNTL-LP, Las Vegas, Nevada. In 1997, Las Tres Campanas issued a note to a former shareholder in the principal amount of $262,500. Entravision assumed the payment obligations of Las Tres Campanas under the note in exchange for Las Tres Campanas' agreement to contribute to the Company all of its assets, including the licenses to stations KELV-LP and KNTL-LP. As of December 31, 2000, the unpaid balance of principal and interest under the note was approximately $196,000.

  In 1996, Cabrillo Broadcasting Corporation, one of the member entities of ECC, made a loan in the principal amount of $159,000 to Mr. Wilkinson, which was used by Mr. Wilkinson to purchase equity in KSMS, Inc., another of the Company's predecessor entities. When the initial roll-up of ECC was consummated in 1997, all of the assets and liabilities of Cabrillo were contributed to ECC. As payment for this obligation, Mr. Wilkinson has agreed to transfer to us any rights in the FCC license for radio station KPVW-FM, Aspen, Colorado.

 Transactions with Paul A. Zevnik.

  Mr. Zevnik is a partner of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P., which has regularly represented Entravision as our legal counsel.

  In October 1996, ECC made a loan to Mr. Zevnik evidenced by a promissory note in the principal amount of $360,366, which bears interest at a rate of 5.625% per year and is due and payable in full in October 2001. Mr. Zevnik used the loan to purchase 10,313 Class A units of ECC, which were exchanged for 175,321 shares of Class B common stock at the closing of the initial public offering. As of December 31, 2000, the aggregate outstanding principal and interest on this loan was approximately $449,000.

 Transactions with TSG Entities and Darryl B. Thompson.

  The Class A/B director-nominee, Darryl B. Thompson, is an equityholder, officer and director of TSG Capital Fund II, L.P., TSG Capital Fund III, L.P., TSG Associates II, Inc. and TSG Associates III, L.P.

  In April 2000, TSG Capital Fund III, L.P. invested $90 million in ECC in the form of a convertible subordinated note. The note automatically converted at the closing of the initial public offering into 5,865,102 of Series A preferred stock.

  In connection with our acquisition of Z-Spanish Media, TSG Capital Fund II, L.P., TSG Capital Fund III, L.P. and their affiliates received approximately $169 million in cash and 3,552,902 shares of Class A common stock.

 Transactions with Amador S. Bustos.

  In connection with our acquisition of Z-Spanish Media, Amador S. Bustos, a director of the Company, and his affiliates received approximately 1,536,731 shares of Class A common stock.

  During 1998, Z-Spanish Media operated radio station KZSJ-FM, San Jose, California, under a local marketing agreement with KZSJ Radio LLC, an entity owned by Mr. Bustos, pursuant to which KZSJ Radio LLC received a monthly fee of $10,000. The local marketing agreement was terminated by mutual agreement between the parties in December 1998, and $.1 million was paid to KZSJ Radio LLC in the first quarter of 2000.

  Pursuant to a lease that expires in 2009, Z-Spanish Media leases a studio building from Mr. Bustos for $42,000 per year. Pursuant to a lease that expires in 2019, Z-Spanish Media leases a corporate office building from Mr. Bustos for $63,000 a year. Rent increases annually by 5% per year for the term of both leases.

 Transactions with Glenn Emanuel.

  In connection with our acquisition of Z-Spanish Media, Glenn Emanuel, the President of our outdoor division, received 285,253 shares of Class A common stock.

  In August 1997, Mr. Emanuel executed a promissory note in favor of Vista in the principal amount of $198,315 with an interest rate of 9.75% per year, which is due and payable in full on August 9, 2002. Mr. Emanuel used the loan to purchase shares of Vista's common and preferred stock. The loan is secured by the shares of Class A common stock received by Mr. Emanuel in connection with our acquisition of Z-Spanish Media. As of December 31, 2000 the outstanding balance of principal and interest under the loan was approximately $258,000.

 Class D Membership Units in ECC.

  ECC granted to each of Messrs. Ulloa and Wilkinson 6,050 Class D membership units for nominal consideration which were exchanged for 102,850 shares of Class B common stock at the closing of the initial public offering. The Class B common stock is held pursuant to restricted stock agreements that allow for repurchase of the shares for nominal consideration if Messrs. Ulloa and Wilkinson do not remain employed with Entravision with such restriction lapsing in one-third increments over three years. Such restriction also lapses upon a change in control.

  ECC also granted to Mr. Zevnik 2,560 Class D membership units for nominal consideration, which were exchanged for 43,520 shares of Class B common stock at the closing of the initial public offering. The Class B common stock is held pursuant to a restricted stock agreement that allows for repurchase of the shares for nominal consideration if Mr. Zevnik does not remain as an officer or director of Entravision, with such restriction lapsing in one-third increments over three years. Such restriction also lapses on a change in control.

  In April 2000, ECC awarded to Jeanette Tully, our Chief Executive Officer, 14,161 Class D membership units, which were exchanged for 240,737 shares of Class A common stock at the closing of the initial public offering. Additionally, ECC also granted to Ms. Tully 500 Class D membership units for nominal consideration, which were exchanged for 8,500 shares of Class A common stock at the closing of the initial public offering. The 8,500 shares of Class A common stock are held pursuant to a restricted stock agreement that allows for repurchase of the shares for nominal consideration if Ms. Tully does not remain as an employee of Entravision, with such restriction lapsing in one-third increments over three years. Such restriction also lapses on a change in control.

                       REPORT OF COMPENSATION COMMITTEE

  The following Report of the Compensation Committee and the Performance Graph that follows do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Company specifically incorporated this report or the performance graph by reference therein.

  The Compensation Committee has furnished the following report on executive compensation for the 2000 fiscal year.

  It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's 2000 Omnibus Equity Incentive Plan. In the 2000 fiscal year, the Compensation Committee retained the services of Frederic W. Cook & Co., Inc. to assist it in structuring the Company's stock-based incentive plans and option grants.

  The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company, reward individual contribution to the Company's success and align the interests of the Company's officers with the interests of the stockholders. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

  For the 2000 fiscal year, the Company's executive compensation program consisted of a base salary, a bonus and stock options based on the Company's and the individual's performance. The Compensation Committee believes that this approach best serves the short and long-term interests of the Company and its stockholders. Stock options result in a significant portion of an officer's long-term remuneration being directly related to stock price appreciation realized by all Entravision stockholders.

  Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for the 2000 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

 Chief Executive Officer Compensation.

  In setting the base salary level payable for the 2000 fiscal year to the Company's Chief Executive Officer, Walter F. Ulloa, the Compensation Committee conducted a detailed performance evaluation for Mr. Ulloa. The performance evaluation took into consideration Mr. Ulloa's qualifications, the level of experience brought to his position and gained while in the position, the Company's goals for which Mr. Ulloa had responsibility, specific accomplishments to date and the importance of Mr. Ulloa's individual contributions to the achievement of the Company's goals and objectives set for the prior fiscal year. In addition, the Compensation Committee sought to provide him with a level of base salary which it believed, on the basis of its understanding of the salary levels in effect for other chief executive officers at similar-sized companies in the industry, to be competitive with those base salary levels.

  In August 2000, we entered into a five year employment agreement with Mr. Ulloa. The agreement provides for a base salary of $600,000 per year, with an annual increase of $50,000 per year. Under the terms of the agreement, Mr. Ulloa is eligible to receive a cash bonus equal to (i) a percentage of his then-current base salary up to a maximum of 75% based upon the Company's growth rate of EBITDA and (ii) up to an additional 25% of his then-current base salary in the discretion of the Compensation Committee (see "Employment and Other Agreements; Change in Control Arrangements").

 Other Executive Officer Compensation.

  In setting base salaries for executive officers other than the Chief Executive Officer, the Compensation Committee considered the salary levels for comparable positions at peer group companies, the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's (other than Messrs. Ulloa and Wilkinson) base salary is adjusted for each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions.

  In August 2000, we entered into a five year employment agreement with Philip
C. Wilkinson, our President and Chief Operating Officer, that provides for a base salary of $600,000 per year, with an annual increase of $50,000 per year. Under the terms of the agreement, Mr. Wilkinson is eligible to receive a cash bonus equal to (i) a percentage of his then-current base salary up to a maximum of 75% based upon the Company's growth rate of EBITDA and (ii) up to an additional 25% of his then-current base salary in the discretion of the Compensation Committee (see "Employment and Other Agreements; Change in Control Arrangements").

  Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 2000 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for the 2001 fiscal year will exceed that limit. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level. Additionally, the Company made stock-based awards in the 2000 fiscal year to certain of the Named Executive Officers that are not deductible by the Company for tax purposes (see "Certain Relationships and Related Transactions").

  The Board did not modify any action or recommendation made by the Compensation Committee with respect to executive compensation for the 2000 fiscal year. It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

  Submitted by the Compensation Committee:

                                Andrew W. Hobson
                                Darryl B. Thompson

                               PERFORMANCE GRAPH

  The following graph, which was produced by Research Data Group, Inc., depicts the Company's monthly performance for the period from August 2, 2000 (the Company's initial trading date on the Exchange) through December 31, 2000, as measured by total stockholder return on the Company's Class A common stock compared with the total return of the S&P 500 Index and the S&P Broadcasting (Television, Radio, Cable) Index. Upon request, the Company will furnish stockholders a list of the component companies of such indexes.

  Note: We caution that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

                COMPARISON OF 5 MONTH CUMULATIVE TOTAL RETURN*
  AMONG ENTRAVISION COMMUNICATION CORPORATION, THE S&P 500 INDEX AND THE S&P
                 BROADCASTING (TELEVISION, RADIO, CABLE) INDEX

                                              Cumulative Total Return
                                      ----------------------------------------
                                      8/2/00  8/00   9/00  10/00  11/00 12/00
                                      ------ ------ ------ ------ ----- ------

ENTRAVISION COMMUNICATIONS
 CORPORATION......................... 100.00 120.08 105.30 107.20 86.75 111.36
S&P 500 INDEX........................ 100.00 106.21 100.60 100.18 92.28  92.73
S&P BROADCASTING (TELEVISION, RADIO,
 CABLE) INDEX........................ 100.00 102.29  94.26  96.84 86.50  88.90

--------
* Assumes $100 invested on August 2, 2000 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Class A common stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Form 5s were required for those persons, the Company believes that all reporting requirements under Section 16(a) for the 2000 fiscal year were met in a timely manner by its directors, executive officers and greater than 10% beneficial owners.

                           REPORT OF AUDIT COMMITTEE

  The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent Entravision specifically incorporates this report by reference therein.

  The Audit Committee Charter, adopted by the Board on July 24, 2000, which reflects the standards set forth in new SEC regulations and the rules of the Exchange, is included as Annex A hereto.

  As set forth in more detail in the charter, the Audit Committee's primary duties and responsibilities are:

  . Serve as an independent objective party to monitor the Company's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Company's independent accountants and internal auditing department.

  . Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

  The duties and responsibilities of a member of the Audit Committee are in addition to his or her duties as a member of the Board.

  The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter. To carry out its responsibilities, the Audit Committee met once during the 2000 fiscal year.

  In overseeing the preparation of Entravision's financial statements, the Audit Committee met with both management and Entravision's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statements on Auditing Standards No. 61 and 90 (Communication with Audit Committees).

  With respect to Entravision's outside auditors, the Audit Committee, among other things, discussed with McGladrey & Pullen, LLP matters relating to its independence, including the written disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

  On the basis of these reviews and discussions, the Audit Committee recommended to the Board that the Board approve the inclusion of Entravision's audited financial statements in Entravision's Annual Report on Form 10-K for the 2000 fiscal year for filing with the SEC.

  Submitted by the Audit Committee:

                               Michael S. Rosen
                               Esteban E. Torres

                             STOCKHOLDER PROPOSALS

  From time to time stockholders present proposals which may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. Under the rules of the SEC, to be included in the Proxy Statement for the 2002 annual meeting of stockholders, proposals must be received by the Company no later than December 10, 2001.

                                   FORM 10-K

  The Company filed an Annual Report on Form 10-K with the SEC on March 28, 2001. A copy of the Form 10-K has been mailed to all stockholders along with this Proxy Statement. Stockholders may obtain additional copies of the Form 10-K and the exhibits thereto, without charge, by writing to Michael G. Rowles, Senior Vice President and General Counsel of the Company, at the Company's principal executive offices at the 2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404.

                                 OTHER MATTERS

  Management does not know of any matters to be presented at the 2001 Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If a stockholder vote is necessary to transact any other business at the 2001 Annual Meeting, the proxyholders intend to vote their proxies in accordance with their best judgment related to such business.

  It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                          By Order of the Board of Directors,

                                          /s/ Walter F. Ulloa
                                          Walter F. Ulloa
                                          Chairman and Chief Executive Officer

April 10, 2001
Santa Monica, California

                                                                        ANNEX A

                    ENTRAVISION COMMUNICATIONS CORPORATION

                            AUDIT COMMITTEE CHARTER
                                 JULY 24, 2000

I. Purpose

  The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are:

  . Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Company's independent accountants and internal auditing department.

  . Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board.

  The duties and responsibilities of a member of the Audit Committee are in addition to his or her duties as a member of the Board of Directors.

  The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. Composition

  The Audit Committee shall be comprised of three (3) or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. (Examples of directors who would not be considered independent under the rules of the New York Stock Exchange ("NYSE") are set forth in Annex I hereto.) If a director, who is a past employee of the Company or an immediate family member of a past executive officer of the Company or its affiliates, but who is precluded from being independent because he or she violates the three year restriction in Annex I hereto, such a director may be appointed to the Audit Committee, if the Board determines in its business judgment that membership on the Committee by the individual is required by the best interest of the Company and its stockholders, and the Board discloses in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. Furthermore, a director who has a direct business relationship with the Company, or who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company, may be considered independent if the Board determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment.

  As required by the rules of the NYSE, all members of the Audit Committee shall be financially literate, or become so literate within a reasonable period of time after his or her appointment. The definition of "literacy" is open to interpretation of the Board in its business judgment. In addition, at least one (1) member of the Audit Committee shall have had accounting or related financial management expertise as interpreted in the business judgment of the Board. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

  The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a chair is elected by the full Board, the members of the Audit Committee may designate a chair by majority vote of the full Audit Committee membership.

III. Meetings

  The Audit Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its chair should meet with the independent accountants and management quarterly or review the Company's financials consistent with Section IV below.

IV. Responsibilities and Duties

  To fulfill its responsibilities and duties the Audit Committee shall:

   Documents/Reports Review

  1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  2. Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

  3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

  4. Review filings with the Securities and Exchange Commission and other published documents containing the Company's financial statements and consider whether the disclosure contained in the documents is consistent with the information contained in the financial statements.

  5. Review with financial management and the independent accountants the Company's Quarterly Reports on Form 10-Q prior to filing or prior to the release of earnings. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

   Independent Accountants

  1. The independent accountants shall be accountable to the Board and the Audit Committee, as representatives of the Company's stockholders. The Audit Committee shall have the authority and the responsibility to recommend to the Board of Directors the selection of the independent accountants, considering the independence and effectiveness of such accountants (or to nominate the independent accountants to be proposed for stockholder approval) and to approve the fees and other compensation to be paid to the independent accountants.

  2. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants.

  3. On an annual basis, the Audit Committee shall ensure receipt from the independent accountants of a formal written statement delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard 1. On an annual basis, the Committee shall review such statement and discuss with the accountants any disclosed relationships or services that may impact the objectivity and independence of the independent accountants. The Committee shall be responsible for taking, or recommending that the full Board take, appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

  4. Meet with the independent accountants and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized.

  5. At the conclusion of the audit, meet with the independent accountants to review the audit, their comments and recommendations.

  6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

   Financial Reporting Processes

  1. In consultation with the independent accountants and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

  2. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  3. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

   Process Improvement

  1. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  2. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  3. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

  4. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

   Ethical and Legal Compliance

  1. Establish, review and update periodically a Code of Ethical Conduct (the "Code") and ensure that management has established a system to enforce the Code.

  2. Review management's monitoring of the Company's compliance with the Code, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

  3. Review activities, Company structure and qualifications of the internal audit department.

  4. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

  5. Review, with the Company's counsel, any legal matter that could have a significant impact on the organization's financial statements.

   General

  1. Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

  2. Investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside independent counsel, accountants, or others for this purpose if, in its judgment, that is appropriate.

  3. Prepare the Audit Committee Report required to be included in the Company's annual proxy statement by the rules of the Securities and Exchange Commission.

  4. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company's Code of Ethical Conduct.

                                    ANNEX I

  The following persons would not be considered independent under the rules of the New York Stock Exchange:

  1. A director being employed by the corporation or any of its affiliates for the current year or any of the past three years.

  2. A director who has a direct business relationship with the Company.

  3. A director being a member of immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. "Immediate family" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home.

  4. A director being a partner in, or a controlling shareholder or an executive officer of, any for profit business organization that has a business relationship with the Company.

  5. A director being employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

                                                                        ANNEX B

                    ENTRAVISION COMMUNICATIONS CORPORATION

                       2001 EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose of the Plan. The Plan was adopted by the Board on April 4, 2001. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under Section 423 of the Code.

Section 2. Administration of the Plan.

  (a) Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two (2) or more directors of the Company, who shall be appointed by the Board. Unless otherwise voted upon by the Board, the Committee shall consist of the members of the Compensation Committee of the Board.

  (b) Committee Responsibilities. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

Section 3. Enrollment and Participation.

  (a) Offering Periods. While the Plan is in effect, two (2) Offering Periods shall commence in each calendar year. The Offering Periods shall consist of the six (6) month periods commencing on each February 15 and August 15. The first (1st) Offering Period shall commence on August 15, 2001.

  (b) Enrollment. Any individual who, on the day preceding the first (1st) day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company at the prescribed location not later than ten (10) business days prior to the commencement of such Offering Period.

  (c) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 5(a) below or reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 4(d) below or Section 8(b) below. A Participant who discontinued employee contributions under Section 4(d) below or withdrew from the Plan under Section 5(a) below may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Section 3(b) above. A Participant whose employee contributions were discontinued automatically under Section 8(b) below shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.

Section 4. Employee Contributions.

  (a) Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Section 4(b) below, shall occur on each payday during participation in the Plan.

  (b) Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than one percent (1%) nor more than fifteen percent (15%).

  (c) Changing Withholding Rate. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new withholding rate shall be effective as soon as reasonably practicable after such form has been received by the Company. The new withholding rate shall be a whole percentage of the Eligible Employee's Compensation, but not less than one percent (1%) nor more than fifteen percent (15%).

  (d) Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company. In addition, employee contributions may be discontinued automatically pursuant to Section 8(b) below. A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Company at the prescribed location. Payroll withholding shall resume as soon as reasonably practicable after such form has been received by the Company.

Section 5. Withdrawal from the Plan.

  (a) Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Offering Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

  (b) Re-Enrollment after Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(c) above. Re-enrollment may be effective only at the commencement of an Offering Period.

Section 6. Change in Employment Status.

  (a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a) above. A transfer from one Participating Company to another shall not be treated as a termination of employment.

  (b) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate ninety
(90) days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

  (c) Death. In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant's death.

Section 7. Plan Accounts and Purchase of Shares.

  (a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant's Compensation under the Plan, such amount shall be credited to the Participant's Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company's general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

  (b) Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be the lower of:

    (i) eighty-five percent (85%) of the Fair Market Value of such share on the last trading day in such Offering Period; or

    (ii) eighty-five percent (85%) of the Fair Market Value of such share on the last trading day before the commencement of such Offering Period.

  (c) Number of Shares Purchased. As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Section 7(c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a) above. The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant's Plan Account. The foregoing notwithstanding, no Participant shall purchase more than twenty-five thousand (25,000) shares of Stock with respect to any Offering Period nor more than the amounts of Stock set forth in Section 8(b) below and Section 13(a) below. The Committee may determine with respect to all Participants that any fractional share, as calculated under this Section 7(c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share. Unless otherwise determined by the Committee, all fractional shares shall be rounded down to the next lower whole share.

  (d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under
Section 13(a) below, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

  (e) Issuance of Stock. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Offering Period, except that the Committee may determine that such shares shall be held for each Participant's benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

  (f) Unused Cash Balances. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for a fractional share shall be carried over in the Participant's Plan Account to the next Offering Period. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of
Section 7(c) above, Section 8(b) below or Section 13(a) below shall be refunded to the Participant in cash, without interest.

  (g) Stockholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company's stockholders have approved the adoption of the Plan.

Section 8. Limitations on Stock Ownership.

   (a) Five Percent (5%) Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this
Section 8(a), the following rules shall apply:

    (i) ownership of stock shall be determined after applying the attribution rules of Section 424(d) of the Code;

    (ii) each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

    (iii) each Participant shall be deemed to have the right to purchase twenty-five thousand (25,000) shares of Stock under this Plan with respect to each Offering Period.

  (b) Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of Twenty-Five Thousand Dollars ($25,000) per calendar year (under this Plan and all other employee stock purchase plans of the Company or any Subsidiary of the Company). For purposes of this Section 8(b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in
Section 423 of the Code shall be disregarded. If a Participant is precluded by this Section 8(b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

Section 9. Rights Not Transferable. The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under
Section 5(a) above.

Section 10. No Rights as an Employee. Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

Section 11. No Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

Section 12. Securities Law Requirements. Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

Section 13. Stock Offered Under the Plan.

  (a) Authorized Shares. The aggregate number of shares of Stock available for purchase under the Plan shall be six hundred thousand (600,000), subject to adjustment pursuant to this Section 13. In addition, there shall be an annual increase of (i) an additional 600,000 shares of Stock on the first (1st) day of each calendar year for the next ten (10) calendar years after the adoption of this Plan beginning on January 1, 2002 or (ii) such lesser number of shares as is determined by the Board.

  (b) Antidilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the twenty-five thousand (25,000) share limitation described in Section 7(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company's stockholders or a similar event.

  (c) Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 7 above, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

Section 14. Amendment or Discontinuance. The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 13 above, any additional increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation.

Section 15. Definitions.

  (a) "Board" means the Board of Directors of the Company, as constituted from time to time.

  (b) "Code" means the Internal Revenue Code of 1986, as amended.

  (c) "Committee" means a committee of the Board, as described in Section 2.

  (d) "Company" means Entravision Communications Corporation, a Delaware corporation.

  (e) "Compensation" means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus
(ii) any pre-tax contributions made by the Participant under Section 401(k) or
Section 125 of the Code. "Compensation" shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options and similar items. The Committee shall determine whether a particular item is included in Compensation.

  (f) "Corporate Reorganization" means:

    (i) the consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

    (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets or the complete liquidation or dissolution of the Company.

  (g) "Eligible Employee" means any employee of a Participating Company who meets both of the following requirements:

    (i) his or her customary employment is for more than five (5) months per calendar year and for more than twenty (20) hours per week; and

    (ii) he or she has been an employee of a Participating Company for not less than six (6) consecutive months.

  The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

  (h) "Fair Market Value" shall be equal to the closing price of the Stock as reported by the New York Stock Exchange for such date. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal, Western Edition, or as reported directly to the Company by the New York Stock Exchange. Such determination shall be conclusive and binding on all persons.

  (i) "Offering Period" means a six (6) month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 3(a) above.

  (j) "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(b) above.

  (k) "Participating Company" means (i) the Company and (ii) each present Subsidiary of the Company and each future Subsidiary designated by the Committee as a Participating Company.

  (l) "Plan" means this Entravision Communications Corporation 2001 Employee Stock Purchase Plan, as it may be amended from time to time.

  (m) "Plan Account" means the account established for each Participant pursuant to Section 7(a) above.

  (n) "Purchase Price" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b) above.

  (o) "Stock" means the Class A Common Stock of the Company.

  (p) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 16. Execution. To record the adoption of the Plan by the Board on April 4, 2001, the Company has caused its authorized officer to execute the same.

                                         ENTRAVISION COMMUNICATIONS CORPORATION

                                       By: /s/ Walter F. Ulloa
                                          _____________________________________
                                          Walter F. Ulloa,
                                          Chairman and Chief Executive Officer

                    ENTRAVISION COMMUNICATIONS CORPORATION
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 10, 2001
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                    ENTRAVISION COMMUNICATIONS CORPORATION

  The undersigned revokes all previous proxies, acknowledges receipt of the Notice of 2001 Annual Meeting of Stockholders and the Proxy Statement and appoints Walter F. Ulloa and Philip C. Wilkinson, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of Entravision Communications Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2001 Annual Meeting of Stockholders of the Company (the "2001 Annual Meeting") to be held at Le Merigot, 1740 Ocean Avenue, Santa Monica, California 90404 at 10 a.m. on May 10, 2001, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below:

1.A. To elect Class A/B directors to serve for a term ending at the 2002
     Annual Meeting of Stockholders or until his successor is duly elected and qualified.

   Walter F. Ulloa                       [ ] FOR                                   [ ] WITHHOLD
   Philip C. Wilkinson                   [ ] FOR                                   [ ] WITHHOLD
   Paul A. Zevnik                        [ ] FOR                                   [ ] WITHHOLD
   Darryl B. Thompson                    [ ] FOR                                   [ ] WITHHOLD
   Amador S. Bustos                      [ ] FOR                                   [ ] WITHHOLD
   Michael S. Rosen                      [ ] FOR                                   [ ] WITHHOLD
   Esteban E. Torres                     [ ] FOR                                   [ ] WITHHOLD

1.B. To elect Class C directors to serve for a term ending at the 2002 Annual
     Meeting of Stockholders or until his successor is duly elected and qualified.

   Andrew W. Hobson                      [ ] FOR                                   [ ] WITHHOLD
   Michael D. Wortsman                   [ ] FOR                                   [ ] WITHHOLD

2. Approval of Company's 2001 Employee Stock Purchase Plan.

     [ ] FOR                      [ ] AGAINST                                         [ ] ABSTAIN

3. Ratification of the appointment of McGladrey & Pullen, LLP as independent auditors of the Company for the 2001 fiscal year.

     [ ] FOR                      [ ] AGAINST                                         [ ] ABSTAIN

  In their discretion, the proxies are authorized to vote upon such other business that properly may come before the 2001 Annual Meeting and any adjournments thereof.

  The Company's Board of Directors recommends a vote for the election of the Class A/B directors and the Class C directors listed above and a vote for each of the listed proposals. If no instruction to the contrary is indicated, this Proxy will be voted for the election of the directors listed above and each of Proposals 2 and 3.

                                                         Dated:
                                                                              ,
                                                         2001

                                                         ---------------------
                                                               Signature

                                                         ---------------------
                                                         Signature if jointly
                                                           held (if joint or
                                                           common ownership)

                                                         Please sign exactly
                                                         as name or names
                                                         appear at left,
                                                         including the title
                                                         "Executor,"
                                                         "Guardian," etc. if
                                                         the same is
                                                         indicated. When
                                                         joint names appear
                                                         both should sign. If
                                                         stock is held by a
                                                         corporation, this
                                                         Proxy should be
                                                         executed by a proper
                                                         officer thereof,
                                                         whose title should
                                                         be given.

   Please mark, sign, date and return this card in the enclosed postage-paid envelope today.